UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019 (March 28, 2019)

Sierra Monitor Corporation

(Exact Name of Registrant as Specified in Charter)

California	000-07441	95-2481914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1991 Tarob Court Milipitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 262-6611

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 28, 2019, Sierra Monitor Corporation, a California corporation (the “Company” or “SMC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MSA Safety Incorporated, a Pennsylvania corporation (“Parent”), and Gateway Merger Sub, Inc., a California corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into SMC (the “Merger”), with SMC surviving the Merger and becoming an indirect, wholly owned subsidiary of Parent.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of SMC common stock (other than shares owned or held in treasury by SMC, owned by Parent or Merger Sub, or with respect to which the holder thereof has properly exercised dissenters’ rights) will be cancelled and automatically converted into the right to receive $3.25 in cash, without interest (the “Merger Consideration”), and each issued and outstanding share of Merger Sub common stock will be converted into one validly issued, fully paid and non-assessable share of common stock of SMC.

Under the Merger Agreement, at the effective time of the Merger, Parent will assume any vested or unvested and outstanding SMC stock options and restricted stock awards.

SMC has made customary representations, warranties and covenants in the Merger Agreement, including covenants not to, during the pendency of the Merger, solicit alternative transactions. Each of Parent and Merger Sub also has made customary representations, warranties and covenants in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions. The transaction is not subject to any financing condition.

Concurrently with the execution and delivery of the Merger Agreement, SMC delivered to Parent an action by written consent (the “Shareholder Consent”) in favor of the adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, executed by Jay T. Last, Deborah Last, C. Richard Kramlich, Pamela P. Kramlich, Gordon R Arnold & Isabel V Arnold Trust, Robert C. Marshall, Michael C. Farr, Tamara S. Allen, Jeffrey S. Brown, James D. Norrod and Ross DeMont (collectively, the “SMC Shareholders”), who collectively hold approximately 64.9% of the outstanding shares of SMC common stock. Accordingly, the Merger Agreement and the Merger have been approved by the SMC shareholders and consummation of the Merger is not subject to the receipt of any additional approvals from the SMC shareholders. The Company will not solicit proxies or consents from its shareholders but will file an Information Statement on Schedule 14C containing additional information about the Merger Agreement and the Merger.

The Merger Agreement contains certain customary termination rights for Parent and SMC, including a right to terminate the Merger Agreement if the Merger is not completed by June 28, 2019, unless otherwise extended pursuant to the terms of the Merger Agreement. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, SMC will be obligated to pay Parent a termination fee of $1.3 million and/or reimburse Parent for expenses incurred in connection with the transactions contemplated by the Merger Agreement up to a cap of $500,000.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about SMC, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and investors should not rely on them as statements of fact. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SMC’s or Parent’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On March 29, 2019, SMC issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

Support Agreement

In connection with the execution of the Merger Agreement, the SMC Shareholders have entered into a Support Agreement, dated as of March 28, 2019, with Parent (the “Support Agreement”). Subject to the terms and conditions of the Support Agreement, the SMC Shareholders have agreed, among other things, (i) not to revoke, attempt to revoke or otherwise take any action that could otherwise limit the effectiveness of or invalidate the Shareholder Consent, (ii) to vote all of the shares of SMC common stock held by them (representing in the aggregate approximately 64.9% of the total outstanding shares of SMC common stock) against any transaction that may be proposed as an alternative to the Merger and (iii) not to transfer their shares of SMC common stock. The Support Agreement will terminate if the Merger Agreement is validly terminated.

The foregoing summary of the Support Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2019, by and among Parent, Merger Sub and SMC.*
99.1	Press Release, dated March 29, 2019.
99.2	Support Agreement, dated March 28, 2019, by and among Parent and the SMC Shareholders.

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and SMC agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the staff of the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Parent and SMC. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, and statements that address each company’s expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Parent and SMC (as the case may be), as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of each company’s and each company’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Those risks, uncertainties and assumptions include: the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect SMC’s business and the price of the common stock of SMC; the failure to satisfy any of the conditions to the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed transaction on SMC’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; and other risks described in SMC’s filings with the United States Securities and Exchange Commission, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

Other particular uncertainties that could materially affect future results include risks associated with: any loss of SMC’s significant customers and fluctuations in the timing and volume of significant customer demand; potential postponement of spending by commercial, industrial and municipal customers; fluctuations in currency markets; product delays and costs from increasing lead times or material prices from suppliers; and inability of customers, including commercial contractors, to obtain credit to finance projects requiring our products; low oil prices are negatively impacting construction of new oil and gas extraction, processing, and delivery facilities, slowing down large alternative fuel projects and resulting in cautious capital spending on fire and gas solutions, and putting pressure on product margin as suppliers seek to reduce total solution costs; dependence on senior management; quarterly and annual fluctuations in operating results; global economic and political conditions and concerns; cyclicality in the industrial and commercial facilities management enterprise software industry or in target markets; SMC’s ability to protect its intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; SMC’s ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which SMC’s products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Forward-looking statements speak only as of the date of this communication. Neither Parent nor SMC undertake any intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sierra Monitor Corporation

Date: March 29, 2019	By:	/s/ Jeffrey Brown
	Name:	Jeffrey Brown
	Title:	Chief Executive Officer